EXHIBIT 4.3

The following schedule identifies the material details of the respective option agreements issued by the Registrant substantially identical to the form of Notice of Option Grant incorporated by reference into the accompany registration statement as Exhibit 4.2. Although not issued pursuant to the Registrant's 1995 Stock Option Plan, each Notice of Option Grant incorporates all of the terms of such plan. A copy of the 1995 Stock Option Plan is incorporated by reference into the accompanying registration statement as Exhibit 4.1.

  Option Holder    Issuance Date No. of Shares Exercise Price ($)  Termination
                                                                       Date
  -------------    ------------- ------------- ------------------  -----------
Leonard Firestone.   2/24/2003    584,060 (1)        0.40         2/24/2013

A. Joseph Rudick..   4/12/2000      5,000 (2)       20.94         4/12/2010
                     2/20/2001      5,000 (2)        4.38         2/20/2011
                     2/19/2002     25,000 (2)        1.25         2/19/2012
                     2/19/2002     25,000 (3)        1.25         2/19/2012
                     2/19/2002     25,000 (4)        1.25         2/19/2012
                     3/28/2002     25,000 (5)        1.00         3/28/2012

Frederic P. Zotos.   2/19/2002     25,000 (6)        1.25         2/19/2012
                     2/19/2002     50,000 (4)        1.25         2/19/2012
                     3/28/2002     50,000 (5)        1.00         3/28/2012

Nicholas J.
Rossettos.........   2/19/2002     10,000 (2)        1.25         2/19/2012
                     2/19/2002     10,000 (3)        1.25         2/19/2012
                     2/19/2002     10,000 (4)        1.25         2/19/2012
                     3/28/2002     25,000 (5)        1.00         3/28/2012
                     2/24/2003    292,030 (1)        0.40         2/24/2013

Michael L. Ferrari   2/19/2002      3,000 (6)        1.25         2/19/2012
                     2/19/2002      6,000 (4)        1.25         2/19/2012
                     3/28/2002     10,000 (5)        1.00         3/28/2012

Sarah E. Laut.....   2/19/2002      2,000 (6)        1.25         2/19/2012
                     2/19/2002      4,000 (4)        1.25         2/19/2012
                     3/28/2002      5,000 (5)        1.00         3/28/2012
-----------------
(1) Option vests 50% on first anniversary of grant date and then 50% on second anniversary.
(2) Option vested 25% on issuance and then 25% on each anniversary thereafter.
(3) Option vests upon the earlier of FDA approval of Avantix or 5 years from grant date; provided that to the extent optionee ceases to provide services to the Registrant before such vesting date, the option does not vest.
(4) Option vested entirely in June 2002 upon the Registrant's license of its former rights to CT-3 to Indevus Pharmaceuticals, Inc. and remains exercisable for entire term of the option regardless of any change in optionee's employment status with the Registant.
(5) Option vested upon issuance and remains exercisable for entire term of the option without regard to any change in optionee's employment status with the Registrant.
(6) Represents one-half of original grant, which one-half was vested at February 21, 2003, the time of optionee's employment termination; remainder of option grant lapsed.